Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2021, relating to the consolidated financial statements of The ExOne Company and Subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Schneider Downs & Co. Inc

Pittsburgh, Pennsylvania

November 17, 2021